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                                                                    Exhibit 99.6

                                   ENFIN, INC.
                             6150 ENTERPRISE PARKWAY
                                SOLON, OHIO 44139
                                 (440) 498-1220

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          ON CONTROL SHARE ACQUISITION


                                 JUNE 29, 1998



         NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Control Share Acquisition Special Meeting") of Enfin, Inc. ("Enfin") will be held on July 29, 1998, at 10:00 a.m., at the Radisson Hotel, I-271 and Chagrin Blvd., Cleveland, Ohio, for the following purposes:



         1. To consider and vote upon the control share acquisition of more than a majority of the voting power of Enfin, Inc. by Second Bancorp Incorporated ("Second Bancorp") pursuant to and in accordance with the Agreement and Plan of Merger dated as of April 1, 1998, by and between Enfin and Second Bancorp (the "Agreement"), a copy of which has been mailed to Enfin's shareholders under separate cover, together with a Prospectus/Proxy Statement dated June 29, 1998 (the "Prospectus/Proxy Statement").


          2. To transact such other business as may properly come before the Control Share Acquisition Special Meeting or at any adjournments thereof.


         Included with this Notice is a copy of the Acquiring Person Statement delivered to Enfin by Second Bancorp pursuant to Section 1701.831 of the Ohio Revised Code. Pursuant to the Code of Regulations of Enfin, the Board of Directors has fixed June 22, 1998, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Control Share Acquisition Special Meeting and at any adjournments thereof. Any action may be taken on either of the foregoing proposals at the Control Share Acquisition Special Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Only holders of record of Enfin common shares at the close of business on the record date will be entitled to vote at the Control Share Acquisition Special Meeting or any adjournments thereof.


         THE CONTROL SHARE ACQUISITION MUST BE APPROVED AND ADOPTED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING POWER OF ENFIN REPRESENTED IN PERSON OR BY PROXY AT THE CONTROL SHARE ACQUISITION SPECIAL MEETING, AND A MAJORITY OF THE PORTION OF SUCH VOTING POWER EXCLUDING ANY ENFIN COMMON SHARES OWNED BY AN OFFICER OF ENFIN OR BY ANY DIRECTOR OF ENFIN WHO IS ALSO AN EMPLOYEE OF ENFIN AND EXCLUDING CERTAIN OTHER ENFIN COMMON SHARES. IN THE EVENT THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE FOREGOING PROPOSAL AT THE TIME OF THE CONTROL SHARE ACQUISITION SPECIAL MEETING, THE CONTROL SHARE ACQUISITION SPECIAL MEETING MAY BE ADJOURNED BY A MAJORITY OF VOTES PRESENT AT THE CONTROL SHARE ACQUISITION MEETING IN ORDER TO PERMIT FURTHER SOLICITATION OF PROXIES BY ENFIN.

         Your vote is important regardless of the number of shares you own. Each shareholder, whether or not he or she plans to attend the Control Share Acquisition Special Meeting, is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage paid envelope. Any proxy given by a shareholder may be revoked before it is exercised by submitting a later dated proxy, by attending the Control Share Acquisition Special Meeting and voting in person or by giving notice of revocation to Enfin in writing and addressed to and received by the Secretary of Enfin before the Control Share Acquisition Special Meeting.



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         Because of a peculiarity of Ohio law, Enfin is required to hold separate special meetings to consider and vote upon (i) the control share acquisition of Enfin by Second Bancorp and (ii) the merger of Enfin into Second Bancorp, despite the fact that both such proposals are addressed by the Agreement and the Prospectus/Proxy Statement. The Control Share Acquisition Special Meeting will be held immediately prior to the Special Meeting relating to the proposed merger. Therefore, the enclosed yellow proxy with respect to the Control Share Acquisition Special Meeting is separate from and in addition to the blue proxy enclosed in the separate mailing relating to the Special Meeting for the merger. PLEASE COMPLETE AND RETURN BOTH THE WHITE AND THE BLUE PROXIES.


         THE BOARD OF DIRECTORS OF ENFIN UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE CONTROL SHARE ACQUISITION BY SECOND BANCORP OF MORE THAN A MAJORITY OF THE VOTING POWER OF ENFIN.

                                          By Order of the Board of Directors


                                          Frank S. Wade, Chief Executive Officer


Solon, Ohio

June 29, 1998


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